Exhibit 99.1

EPAM Systems Reports Third Quarter 2012 Results

Third quarter revenues of $110 million up 6% sequentially, and 27% year-over-year;

Raises full year revenue and adjusted earnings growth guidance

NEWTOWN, PA, November 8, 2012 – EPAM Systems, Inc. (NYSE: EPAM), a leading provider of complex software engineering solutions and a leader in Central and Eastern European IT service delivery, today reported the following financial results for its quarter ended September 30, 2012:

•	Quarterly revenues increased to $110.1 million, up 6.0% sequentially, and 27.4% compared to the year-ago quarter.

•	GAAP income from operations was $16.7 million, a decrease of 0.9% compared to $16.9 million in the third quarter of 2011.

•	Non-GAAP income from operations was $19.2 million, an increase of 5.8% compared to $18.1 million in the third quarter of 2011.

•	Quarterly diluted earnings per share (EPS) on a GAAP basis was $0.30, compared to $0.33 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis was $0.37, compared to $0.39 in the year-ago quarter

•	Headcount for IT Professionals increased 24.1% to 8,132 as of September 30, 2012 from 6,552 as of September 30, 2011.

“We are pleased with our continued consistent performance and strong growth during the quarter despite the volatile global economic environment,” said Arkadiy Dobkin, CEO and President of EPAM Systems. “These results continue to reaffirm our unique value proposition which comes from almost 20 years of software product engineering expertise, and showcase the results of our focus on expanding vertical expertise and domain knowledge, developing the best engineering talent and our commitment to customer satisfaction and loyalty.”

The Company generated $11.1 million in cash from operations during the quarter. As of September 30, 2012, the Company had cash and cash equivalents of $105.9 million.

Financial Outlook

•	Fourth quarter 2012 revenues are expected to be in the range of $115 million to $118 million.

•

Fourth quarter 2012 non-GAAP diluted EPS is expected to be in the range of $0.35 to $0.37. These non-GAAP diluted EPS estimates are based on an estimated 2012 fiscal year weighted average of 47.4 million diluted shares.

•	Full year 2012 revenues are expected to be between $423 million and $426 million, with non-GAAP net income growth in the range of 18% to 20%.

Awards and Recognition

During the quarter, EPAM was recognized by a number of industry analysts for its continued excellence in product development and deep domain expertise:

•

EPAM was recognized among the top 10 Market Leaders in Industry Verticals by Zinnov’s “Global R&D Service Providers Rating (GSPR) 2012”. EPAM was named as one of the three best companies in the ISV (Enterprise Software) and Consumer Software categories, confirming its capability in implementing a go-to-market concept for software products, introducing strategic innovations for its customers, and working with the world’s largest ISVs (Independent Software Vendors). Zinnov also ranked EPAM in the “Leadership Zone” in Cloud Computing and Enterprise Mobility.

•

EPAM was been named an IT Services Leader in “Global Product Development”, “Top Mid-Tier ADM Companies”, and “Top Mid-market Enterprise Applications Deployment” categories by Global Services. EPAM has also been recognized as a leader in “Mid-Tier Leaders – Testing Services”.

•

EPAM has been ranked #37 on The 2012 Global Outsourcing 100® list. EPAM has also been recognized in seven of IAOP’s sublists: Best 20 Leaders in Technology (Hardware and Software); Best 10 Leaders in Entertainment & Media; Best 20 Leaders in Information/ Communication Technology Services; Top List Climbers Year to Year; Best Leaders in Revenue Growth.

•

EPAM was included in the InformationWeek 500, an annual listing of the United States’ most innovative users of business technology. EPAM was recognized for designing and implementing a suite of innovative systems to support globally distributed software engineering services delivery.

•

EPAM Canada was selected as the Bronze Winner of Best Mobile Solution at the 2012 CDN Awards Gala. CDN, Canada’s No.1 IT channel publication, ranks Canadian solution providers in ten categories including Best Enterprise Solution, Best Cloud Computing Solution, Best Collaborative Solution and Best Mobile Solution.

Conference Call Information

The Company will hold a conference call to discuss its third quarter results on Friday, November 9, 2012 at 8:00 a.m. Eastern. A live webcast of the call may be accessed over the Internet from the Company’s Investor Relations website at investors.epam.com. Participants should follow the instructions provided on the website to download and install the necessary audio applications. The conference call also is available by dialing 1-877-941-1427 (domestic) or 1-480-629-9664 (international) and entering passcode 4570358. Participants should ask for the EPAM Systems third quarter earnings conference call.

A replay of the live conference call will be available approximately one hour after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 4570358. The telephonic replay will be available until Friday, November 16, 2012.

About EPAM Systems

Established in 1993, EPAM Systems, Inc. (NYSE: EPAM) provides complex software engineering solutions through its award-winning Central and Eastern European service delivery platform. Headquartered in the United States, EPAM employs over 8,100 IT professionals and serves clients worldwide from its locations in the United States, Canada, UK, Switzerland, Germany, Sweden, Belarus, Hungary, Russia, Ukraine, Kazakhstan, and Poland.

EPAM is recognized among the top companies in IAOP’s “The 2012 Global Outsourcing 100”, featuring EPAM in a variety of sub-lists, including “Leaders - Companies in Eastern Europe”. The Company is also ranked among the best global service providers on “The 2012 Global Services 100” by Global Services Magazine and Neogroup, which names EPAM “Leaders - Global Product Development” category.

Non-GAAP Financial Measures

EPAM supplements results reported in accordance with principles generally accepted in the United States, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in the Company’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the Company’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods and compare EPAM and similar companies. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, amortization of purchased intangible assets, foreign exchange gains and losses, and certain other non-recurring charges. However, because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the Company’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in EPAM’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:

EPAM Systems, Inc.

Ilya Cantor, Chief Financial Officer

Phone: +1-267-759-9000 x64588

Fax: +1-267-759-8989

investor_relations@epam.com

EPAM SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except share and per share data)

Revenues	$110,078	$86,423	$308,261	$239,401
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	69,099	51,627	193,077	145,948
Selling, general and administrative expenses	21,153	15,822	59,491	46,420
Depreciation and amortization expense	3,040	2,083	7,674	5,732
Goodwill impairment loss	—	—	—	1,697
Other operating expenses, net	50	—	669	23

Income from operations	16,736	16,891	47,350	39,581
Interest and other income, net	486	385	1,422	1,000
Foreign exchange loss	(635)	(2,301)	(1,949)	(3,138)

Income before provision for income taxes	16,587	14,975	46,823	37,443
Provision for income taxes	2,522	1,025	7,338	5,474

Net Income	$14,065	$13,950	$39,485	$31,969

Comprehensive income	$16,769	$12,130	$41,337	$31,568

Accretion of preferred stock	—	—	—	(17,563)
Net income allocated to participating securities	—	(7,822)	(3,259)	(12,010)
Net income/ (loss) available for common stockholders	14,065	6,128	36,226	2,396
Net income/ (loss) per share of common stock:
Basic (common)	0.33	0.36	0.93	0.14
Basic (puttable common)	—	0.36	—	0.40
Diluted (common)	0.30	0.33	0.85	0.14
Diluted (puttable common)	—	0.33	—	0.37
Shares used in calculation of net income per share of common stock:
Basic (common)	42,952	17,124	38,990	17,078
Basic (puttable common)	—	18	—	44
Diluted (common)	46,501	20,656	42,729	20,156
Diluted (puttable common)	—	18	—	44

EPAM SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of September 30, 2012	As of December 31, 2011
	(in thousands, except share and per share data)
Assets
Current assets
Cash and cash equivalents	$105,885	$88,796
Accounts receivable, net of allowance of $2,355 and $2,250, respectively	67,867	59,472
Unbilled revenues	44,342	24,475
Prepaid and other current assets	13,270	6,436
Time deposits	1,545	—
Restricted cash, current	948	—
Deferred tax assets, current	3,815	4,384

Total current assets	237,672	183,563
Property and equipment, net	52,948	35,482
Restricted cash, long-term	674	2,582
Intangible assets, net	6,014	1,251
Goodwill	11,305	8,169
Deferred tax assets, long-term	3,529	1,875
Other long-term assets	578	2,691

Total assets	$312,720	$235,613

Liabilities
Current liabilities
Accounts payable	$2,558	$2,714
Accrued expenses	13,485	24,782
Deferred revenue	3,847	6,949
Due to employees	12,137	8,234
Taxes payable	12,802	8,712
Deferred tax liabilities, current	1,243	1,736

Total current liabilities	46,072	53,127
Taxes payable, long-term	1,228	1,204
Deferred tax liabilities, long-term	269	283

Total liabilities	$47,569	$54,614

Commitments and contingencies
Preferred stock, $.001 par value; 0 and 5,000,000 authorized at September 30, 2012 and December 31, 2011; 0 and 2,054,935 Series A-1 convertible redeemable preferred stock issued and outstanding at September 30, 2012 and December 31, 2011; $.001 par value 0 and 945,114 authorized at September 30, 2012 and December 31, 2011, 0 and 384,804 Series A-2 convertible redeemable preferred stock issued and outstanding at September 30, 2012 and December 31, 2011	—	85,940
Stockholders’ equity
Common stock, $.001 par value; 160,000,000 authorized; 44,677,738 and 18,914,616 shares issued, 43,395,364 and 17,158,904 shares outstanding at September 30, 2012 and December 31, 2011, respectively	43	17
Preferred stock, $.001 par value; 0 and 290,277 authorized Series A-3 convertible preferred stock issued and outstanding at September 30, 2012 and December 31, 2011, respectively	—	—
Additional paid-in capital	164,443	40,020
Retained earnings	113,993	74,508
Treasury stock	(11,666)	(15,972)
Accumulated other comprehensive loss	(1,662)	(3,514)

Total stockholders’ equity	265,151	95,059

Total liabilities and stockholders’ equity	$312,720	$235,613

EPAM SYSTEMS, INC. AND SUBSIDIARIES

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012 GAAP	2012 Adjustments	2012 Non-GAAP		2012 GAAP	2012 Adjustments	2012 Non-GAAP

Income from operations	$16,736	$2,464	$19,200	(a)	$47,350	$7,038	$54,388	(a)

Operating margin	15.2%	2.20%	17.4%		15.4%	2.20%	17.6%

Net income	$14,065	$3,099	$17,164	(b)	$39,485	$8,987	$48,472	(b)

Diluted earnings per share	$0.30		$0.37	(c)	$0.85		$1.06	(c)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011 GAAP	2011 Adjustments	2011 Non-GAAP		2011 GAAP	2011 Adjustments	2011 Non-GAAP

Income from operations	$16,891	$1,258	$18,149	(a)	$39,581	$4,982	$44,563	(a)

Operating margin	19.5%	1.5%	21.0%		16.5%	2.1%	18.6%

Net income	$13,950	$3,559	$17,509	(b)	$31,969	$8,120	$40,089	(b)

Diluted earnings per share	$0.33		$0.39	(c)	$0.14		$0.89	(c)

Notes:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
(a)
Adjustment to GAAP Income from operations:	2,464	1,258	7,038	4,982

Stock-based compensation, of which:	2,046	785	5,369	2,154
reported in cost of revenues	1,036	417	2,486	947
reported in sales, general and administrative expenses	1,010	368	2,883	1,207
Amortization of purchased intangible assets	431	191	711	639
M&A costs	(13)	282	374	492
Goodwill write-off	—	—	—	1,697
One-time charges	—	—	584	—
(b)
Adjustment to GAAP Net Income:	3,099	3,559	8,987	8,120
Stock-based compensation, of which:	2,046	785	5,369	2,154
reported in cost of revenues	1,036	417	2,486	947
reported in sales, general and administrative expenses	1,010	368	2,883	1,207
Amortization of purchased intangible assets	431	191	711	639
M&A costs	(13)	282	374	492
One-time charges	—	—	584	—
Goodwill write-off	—	—	—	1,697
Foreign exchange (gains) and losses	635	2,301	1,949	3,138
(c)

Non-GAAP diluted earnings per share presents non-GAAP net income divided by Non-GAAP weighted average diluted common shares outstanding. Non-GAAP weighted average diluted common shares outstanding assumes (i) the 2.9 million shares EPAM sold in its February 2012 initial public offering were outstanding as of January 1, 2010, and (ii) the conversion of the outstanding preferred stock into common stock on an as-converted basis. The following table presents the non-GAAP weighted average diluted common shares outstanding for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Non-GAAP weighted average diluted common shares outstanding	46,501	45,414	45,803	44,896